AGREEMENT AND PLAN OF REORGANIZATION



      THIS AGREEMENT AND PLAN OF REORGANIZATION ("Plan") is made this 31st day of August, 2001, among USA One Star.Net, Inc., a Nevada corporation ("USAS"); Palladium Communications, Inc., a Kentucky corporation, ("Palladium") and the Shareholders in Palladium (hereinafter "Shareholders").

      USAS wishes to acquire one hundred percent (100%) of the issued and outstanding stock of Palladium for and in exchange for stock of USAS, in a stock for stock transaction intending to qualify as a tax-free exchange pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Plan to represent the terms and conditions of such tax-free reorganization, which Plan the parties hereby adopt.

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

                                  Section 1

                              Terms of Exchange

      1.1 Number of Shares. Upon the execution hereof, the Shareholders agree to, and to cause Palladium to assign, transfer, and deliver to USAS, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description, all of their shares of Palladium, and USAS agrees to acquire said shares on the date thereof, or as soon as practicable thereafter, by issuing and delivering in exchange therefore solely common shares of USAS's stock, par value $0.001, in the aggregate of 183,000,000 shares, of the then issued and outstanding shares of USAS subject to the provisions of this Plan. Such shares will represent approximately 90% of the issued and outstanding shares of USAS. Upon the consummation of the transaction contemplated herein, Palladium shall become a wholly owned subsidiary of USAS.

      1.2 Anti-Dilution. For all relevant purposes of this Plan, the number of USAS shares to be issued and delivered pursuant to this Plan shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in USAS common stock, which may occur between the date of the execution of this Plan and the date of the delivery of such shares.

      1.3 Delivery of Certificates. Palladium shall transfer to USAS at the closing provided for in Section 2 (the "Closing") the shares of common stock of Palladium listed opposite their respective names on Exhibit A hereto (the "Palladium Shares") in exchange for shares of the common stock of USAS as outlined above in Section 1.1 hereof (the "USAS Stock"). All of such shares of USAS stock shall be issued at the closing to the Shareholders, in the numbers shown opposite their respective names in Exhibit A. The transfer of Palladium Shares by the Shareholders shall be effected by the delivery to USAS at the Closing of such documents as counsel for USAS deems reasonably necessary and appropriate.

      1.4 Further Assurances. Subsequent to the execution hereof, and from time to time thereafter, the parties hereto shall execute such additional instruments and take such other action as any of the parties may request in order to more effectively effect the transactions described herein.

                                  Section 2

                                   Closing

      2.1 Closing. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duty authorized representatives. In any event, the closing of the transactions contemplated by this plan shall be effective as soon as practicable after all of the conditions contained herein have been satisfied.

      2.2 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, rulings, or other instruments required by this Plan to be so delivered at or prior to Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate the transaction contemplated hereby. At the Closing, the following events will take place:

          (a) The currently elected Board of Directors of USAS shall appoint Raymond C. Dauenhauer, Jon G. Shastid, G. Townsend Underhill III, and Jeffrey
A. Underhill as Directors of USAS.

          (b) Upon closing of the reorganization the current officers of USAS shall submit their resignations and the Board will appoint the following officers:

           Raymond C. Dauenhauer       President & Chairman of the Board

           Jon Shastid                 Chief Operating Officer

           Jeff Underhill              Secretary / Treasurer

           Kelly Turner                Vice-President - Network Marketing

      2.3 Mediation Arbitration. If a dispute arises out of or relates to this Plan, or the breach thereof, and if said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating this Plan, or breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgement upon the Award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                  Section 3

              Representations, Warranties and Covenants of USAS

      USAS represents and warrants to, and covenants with, the Shareholders and Palladium as follows:

      3.1 Corporate Status. USAS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. USAS has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the USAS schedules (defined below) are correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of USAS's Articles of Incorporation or Bylaws. USAS has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

      3.2 Capitalization. The authorized capital stock of USAS as of the date hereof consists of 200,000,000 common shares, par value $0.001 and 10,000,000 preferred shares, par value $.001. The common shares of USAS issued and outstanding are fully paid, non-assessable shares. There are no outstanding options, warrants, obligations convertible into shares of stock, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of USAS's common stock or with regard to any options, warrants or other contractual rights to acquire any of USAS's authorized but unissued common shares. As of the date hereof there are 16,000,000 common shares of USAS issued and outstanding, and no preferred shares outstanding.

      3.3  Financial Statements.

          (a) USAS hereby warrants and covenants to Palladium that the audited financial statements for the period ended November 30, 2000, fairly and accurately represent the financial condition of USAS and that no material change has occurred in the financial condition of USAS except as that which is accurately reflected in the 10-Q filed May 14th, 2001 attached, and subsequent financial statements.

          (b) USAS hereby warrants and represents that the audited financial statements for the periods set forth in subparagraph (a), supra, fairly and accurately represent the financial condition of USAS as submitted heretofore to Palladium for examination and review.

      3.4 Conduct of Business. USAS is a development stage company engaged in providing Internet services and telecommunication services, employing a network marketing system.

      USAS will use its best effort to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of Palladium, enter into any material commitments except in the ordinary course of business.

      USAS will conduct itself in the following manner pending the Closing:

          (a) Certificate of Incorporation and Bylaws. No change will be made in the Articles of Incorporation or Bylaws of USAS.

          (b) Capitalization, etc. USAS will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

      3.5 Options, Warrants and Rights. USAS has no options, warrants or stock appreciation rights related to the authorized but unissued USAS common stock. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued USAS common stock, except options, warrants, calls, or commitments, if any, to which USAS is not a party and by which it is not bound.

      3.6 Title to Property. USAS has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of USAS, and the properties and assets of USAS are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

      3.7 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of USAS, threatened by or against or effecting USAS at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; USAS does not have any knowledge of any default on its part with respect to any judgement order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

      3.8 Liability Releases. The Undersigned, constituting the Officers and Directors of USAS, hereby agree that:

      All debts, obligations, or other commitments made on behalf of USAS or its' employees, shareholders or other associated entities have been given to Palladium in written fashion prior to the date of closing of the merger between Palladium and USAS and have been acknowledged and agreed to in writing by Palladium. Any debts, obligations or other commitments made on behalf of USAS or its employees, shareholders or other associated entities which have NOT been made available to Palladium in written fashion and agreed to in writing by Palladium as of the date of closing of the merger between Palladium and USAS shall be born exclusively by the Undersigned to the extent that such indemnification is limited to the stock pledged in favor of Palladium to cover such potential liability (Exhibit C). Any dispute or claim between the parties to this agreement arising out of or relating to this Agreement or its breach or termination which has not been resolved within thirty (30) days after either party shall notify the other in writing of such controversy (the "Dispute") shall be finally determined by arbitration in accordance with the Arbitration Rules (the "Rules") of the American Arbitration Associating ("AAA") in effect on the date of this agreement. The arbitration shall take place, and the arbitrators' award shall be rendered in Louisville, Kentucky. The parties agree to be bound by the decision of the majority of the arbitrators. The award of the arbitrators shall be the sole and exclusive remedy between the parties regarding the Dispute.

      3.9 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, USAS and its present management will (i) give to the Shareholders and Palladium, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that the Shareholders and Palladium, or their duly authorized representatives, may inspect them; and
(ii) furnish such information concerning the properties and affairs of USAS as the Shareholders and Palladium, or their duly authorized representatives, may reasonably request. Any such request to inspect USAS's books shall be directed to Kelly Turner, at the address set forth herein Section 10.4 Notices.

      3.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), USAS and its representatives will keep confidential any information which they obtain from the Shareholders or from Palladium concerning its properties, assets and the proposed business operations of Palladium. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. EST on August 31, 2001 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, USAS will return to Palladium all written matter with regard to Palladium obtained in connection with the negotiations or consummation of this Plan.

      3.11 Conflict with Other Instruments. The transactions contemplated by this Plan will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreements or instruments to which USAS was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of USAS.

      3.12 Corporate Authority. USAS has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Shareholders and Palladium or their respective representatives, at the Closing, a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

      3.13 Consent of Director Shareholders. USAS hereby warrants and represents that the Director Shareholders of USAS consented in writing to the authorization to execute an Agreement and Plan of Reorganization as between USAS and Palladium pursuant to a stock-for-stock transaction in which USAS would acquire one hundred percent of the issued and outstanding shares of Palladium in exchange for the issuance of a total of 183,000,000 common shares of USAS.

      3.14 Special Covenants and Representations Regarding the Exchanged USAS Stock. The consummation of this Plan and the transactions herein contemplated include the issuance of the exchanged USAS shares to the Shareholders, which constitutes an offer and sale of securities under the Securities Act of 1933, as amended, and applicable states' securities laws. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus requirements of such statutes which depend interalia on the circumstances under which the Shareholders acquire such securities. In connection with the reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Shareholders shall cause to be delivered to USAS a Letter(s) of Investment Intent in the form attached hereto as Exhibit B and incorporated herein by reference.

      3.15 Undisclosed or Contingent Liabilities. USAS hereby represents and warrants that it has no undisclosed or contingent liabilities which have not been disclosed to Palladium in writing or in this agreement or in any Exhibit attached hereto.

      3.16 Information. The information concerning USAS set forth in this Plan, and the USAS schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement of a material fact or omit to state a material fact the omission of which would be misleading to Palladium in connection with this Plan.

      3.17 Title and Related Matters. USAS has good and marketable title to all of its properties, interests in properties, and assets, real and personal, which are reflected, or will be reflected, in the USAS balance sheets, free and clear of any and all liens and encumbrances, unless as otherwise disclosed.

      3.18 Contracts or Agreements. USAS is not bound by any material contracts, agreements or obligations which it has not already disclosed to Palladium in writing or in this Agreement or in any Exhibit attached hereto.

      3.19 Governmental Authorizations. USAS has all licenses, franchises, permits and other government authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof.

      3.20 Compliance with Laws and Regulations. USAS has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of USAS or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to Palladium.

      3.21 Approval of Plan. The Board of Directors of USAS has authorized the execution and delivery of this Plan by USAS and have approved the Plan and the transactions contemplated hereby. USAS has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

      3.22 Obligations. USAS is not aware of any outstanding obligations to any of its employees or consultants as of the Closing.

      3.23 USAS Schedules. USAS has delivered to Palladium the following items listed below, hereafter referred to as the "USAS Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of USAS on or about the date within the Plan is executed to certify that the USAS Schedules are true and correct.

          a) Copy of Articles of Incorporation, including any amendments, and Bylaws;
          b)  Financial statements;
          c)  Shareholder's list;
          d)  Resolution of Directors approving Plan
          e)  Officers' Certificate as required under Section 6.2 of the Plan;
          f) Opinion of counsel for Transfer Agent, if deemed necessary by Transfer Agent;
          g)  Certificate of Good Standing;

                                  Section 4

            Representations, Warranties and Covenants of Palladium

      Palladium represents and warrants to, and covenants with USAS as follows:

      4.1 Corporate Status. Palladium is a corporation duly organized, and validly existing under the laws of The Commonwealth of Kentucky. Palladium has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the Palladium schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Palladium's Articles of Incorporation or Bylaws. Palladium has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

     4.2 Capitalization. The authorized capital stock of Palladium as of the date hereof consists of 10,000 common shares, par value $.10. As of the date hereof there are 6,203 common shares of Palladium issued and outstanding. There are no preferred shares issued and outstanding. The foregoing shares are fully paid, non-assessable shares.

      4.3 Conduct of Business. Palladium will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of USAS, enter into any material commitments except in the ordinary course of business.

      Palladium agrees that Palladium will conduct itself in the following manner pending the Closing:

          (a) Articles of Incorporation and Bylaws. No change will be made in the Articles of Incorporation or Bylaws of Palladium.

          (b) Capitalization, etc. Palladium will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

      4.4 Title to Property. Palladium has good and marketable title to all its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of Palladium, and the properties and assets of Palladium are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

      4.5 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of Palladium, threatened by or against or affecting Palladium at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; Palladium does not have any knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

      4.6 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, not exceeding six (6) months, Palladium and its present management will (i) give to USAS, or their duly authorized representative, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that USAS, or their duly authorized representatives , may inspect them; and (ii) furnish such information concerning the properties and affairs of Palladium or their duly authorized representatives, may reasonably request. Any such request to inspect Palladiums' books shall be directed to Palladium's representative, at the address set forth herein under Section 10.4 Notices.

      4.7 Confidentiality. Until the Closing (and thereafter if there is no Closing), Palladium and its representatives will keep confidential any information which they obtain from the Shareholders or from USAS concerning its properties, assets and the proposed business operations of USAS. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. EST on August 31, 2001 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, Palladium will return to USAS all written matter with regard to USAS obtained in connection with the negotiations or consummation of this Plan.

      4.8 Investment Intent. The Shareholders represent and covenant that they are acquiring the unregistered and restricted common shares of USAS to be delivered to them under this Plan for investment purposes and not with a view to the subsequent sale or distribution thereof, and as agreed, supra, the Shareholders, their successors and assigns to execute and deliver to USAS on the date of Closing or no later than the date on which the restricted shares are issued and delivered to the Shareholders, their assigns, or designees, an Investment Letter similar in form to that attached hereto as Exhibit B.

      4.9 Unregistered Shares and Access to Information. Palladium and the Shareholders understand that the USAS shares to be exchanged for the Palladium shares have not been registered with or reviewed by the securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal or state securities law administrator has reviewed or approved any disclosure or other material facts concerning USAS or USAS Stock. Palladium and the Shareholders have been provided with and reviewed all information concerning USAS and USAS Stock, to be exchanged for the Palladium shares as they have deemed necessary or appropriate as prudent and knowledgeable investors to enable them to make informed investment decisions concerning the USAS Stock, to be exchanged for the Palladium shares. Palladium and the Shareholders have made an investigation as to the merits and risks of their acquisition of the USAS Stock, to be exchanged for the Palladium Shares and have had the opportunity to ask questions of, and have received satisfactory answers from, the officers and directors of USAS concerning the USAS Stock to be exchanged for the Palladium Shares and related matters, and have had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the USAS Stock to be exchanged for the Palladium Shares.

      4.10 Ownership of Shares. The Shareholders are the beneficial and record owners, free and clear of any liens and encumbrances, of whatever kind or nature, of all the shares of Palladium of whatever class or series, which the Shareholders have contracted to exchange.

      4.11   Contracts or Agreements.

          (a) Set forth in the Palladium Schedules are descriptions of all material contracts which written or oral, all agreements, franchises, licenses, or other commitments to which Palladium is a party or by which Palladium or its properties are bound.

          (b) Except as may be set forth in the Palladium Schedules, Palladium is not a party to any contract, agreement, corporate restriction, or subject to any judgement, order, writ, injunction, decree, or award, which materially and adversely effect the business, operations, properties, assets, or conditions of Palladium.

          (c) Except as set forth in the Palladium Schedules, Palladium is not a party to any material oral or written (i) contract for employment of any offer which is not terminable on 30 days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance, or any other retirement plan of arrangement covered by Title IV of the Employment Retirement Income Security Act, as amended, or otherwise covered; (iii) agreement providing for the sale, assignment or transfer of any of its rights, assets or properties, whether tangible or intangible, except sales of its property in the ordinary course of business with a value of less than $2,000; or (iv) waiver of any right of any value which in the aggregate is extraordinary or material concerning the assets or properties scheduled by Palladium, except for adequate value and pursuant to contract. Palladium has not entered into any material transaction which is not listed in the Palladium Schedules or reflected in the Palladium financial statements.

      4.12 Material Contract Defaults. Palladium is not in default in any material respect under the terms of any contract, agreement, lease or other commitment which is material to the business, operations, properties or assets, or condition of Palladium, and there is no event of default or event which, with notice of lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Palladium has not taken adequate steps to prevent such default from occurring, or otherwise compromised, reached a satisfaction of, or provided for extensions of time in which to perform under any one or more contract obligations, among others.

      4.13 Conflict with Other Instruments. The consummation of the within transactions will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which Palladium was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of Palladium.

      4.14 Governmental Authorizations. Palladium is in good standing in the Commonwealth of Kentucky. Except for compliance with federal and state security laws, no authorization, approval, consent in connection with the execution and delivery by Palladium of this Plan and the consummation by Palladium of the transactions is contemplated hereby.

      4.15 Compliance with Laws and Regulations. Palladium has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of Palladium or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to USAS.

      4.16 Approval of Plan. The Board of Directors and Shareholders of Palladium have authorized the execution and delivery of this Plan by Palladium and have approved the Plan and the transactions contemplated hereby.
Palladium has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

      4.17 Information. The information concerning Palladium set forth in this Plan, and the Palladium Schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement of material fact or omit to state a material fact the omission of which would be misleading to USAS in connection with this Plan.

     4.18 Palladium Schedules. Palladium has delivered to USAS the following items listed below, hereafter referred to as the "Palladium Schedules", which are hereby incorporated by reference and made a part hereof. A certificate executed by a duly authorized officer of Palladium on or about the date the Plan is executed to certify that the Palladium Schedules are true and correct.

          (a)  Copy of Articles of Incorporation Bylaws;
          (b)  Financial Statements;
          (c) A schedule setting forth the shareholder, together with the number of shares owned beneficially or of record by each (also attached as Exhibit A);
          (d)  Resolutions of Directors approving Plan;
          (e)  Consent of Shareholders approving Plan;
          (f)  Officers' Certificate as required by Section 7.2 of the Plan;
          (g) A list of key employees, including current compensation, with notation as to job description and whether or not such employee is subject to written contract, and if subject to a contract or employment agreement, a copy of the same;
          (h) A schedule showing the name and location of each bank or other institution with which Palladium has an account and the names of the authorized persons to draw thereon or having access thereto;
          (i)  A schedule setting forth all material contracts;
          (j)  Certificate of Good Standing.


                                  Section 5

                              Special Covenants

      5.1 Palladium Information Incorporated in USAS's Reports. Palladium represents and warrants to USAS that all the information furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. Palladium agrees to indemnify and hold USAS harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or based on any untrue statement, alleged untrue statement, or omission of material fact contained in such information delivered hereunder.

      5.2 USAS Information Incorporated in Palladium's Reports. USAS represents and warrants to Palladium that all the info furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. The current officers and directors of USAS agree to indemnify and hold Palladium harmless, including each of its Shareholders, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.

      5.3 Special Covenants and Representations Regarding the Exchanged USAS Stock. The consummation of this Plan and the transactions herein contemplated, including the issuance of the USAS Stock in exchange for all the issued and outstanding stock of Palladium and the subsequent transfer of 183,000,000 shares of USAS Common Stock to the Shareholders, constitutes the offer and sale of securities under the Securities Act and the applicable state statutes, which depend, inter alia, on the circumstances under which the Shareholders acquire such securities. USAS intends to rely on the exemption of the registration provision of the Section 5 of the Securities Act as provided for under Section 4.2 of the Securities Act of 1933, which states "transactions not involving a public offering", among others. Each Shareholder upon receipt of the Shares exchanged for Palladium's Shares shall execute and deliver to USAS a letter of investment intent to indicate, among other representations, that the Shareholder is receiving the shares for the Palladium Stock, for investment purposes and not with a view to the subsequent distribution thereof. A proposed Investment Letter is attached hereto as Exhibit B and incorporated herein by reference for the general use by the Shareholders, as they may determine.

      5.4 Action Prior to Closing. Upon the execution hereof until the Closing date, and the completion of the consolidated audited financials.

          (a) Palladium and USAS will (i) perform all of its obligations under material contracts, leases, insurance policies and/or documents relating to its assets and business; (ii) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with existing potential customers and clients; and (iii) fully comply with and perform in all material respects all duties and obligations imposed on it by all federal and state laws and all rules, regulations, and orders imposed by all federal or state governmental authorities.

          (b) Neither Palladium nor USAS will (i) make any change in its Articles of Incorporation/Organization or Bylaws/Operating Agreement; (ii) enter into or amend any contract, agreement, or other instrument of the types described in the parties' schedules, except that a party may enter into or amend any contract or other instrument in the ordinary course of business involving the sale of goods or services, provided that such contract does not involve obligations in excess of $2,000.

                                  Section 6

                    Conditions Precedent to Obligations of
                        Palladium and the Shareholders

      All obligations of Palladium and the Shareholders under this Plan are subject to the satisfaction, on or before the Closing date, except as otherwise provided for herein, or waived or extended in writing by the parties hereto, of the following conditions:

      6.1 Accuracy of Representations. The representations and warranties made by USAS in this Plan were true when made and shall be true as of the Closing date (except for the changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, USAS shall have performed and complied with all aspects of this Agreement, unless waived or extended in writing by the parties hereto. Palladium shall have been furnished with a certificate, signed by a duly authorized executive officer of USAS and dated the Closing date, to the foregoing effect.

      6.2 Officers' Certificate. Palladium and the Shareholders shall have been furnished with a certificate dated the closing date and signed by a duly authorized executive officer of USAS, to the effect that no litigation, proceedings, investigation, claim, demand or inquiry is pending, or to the best knowledge of USAS, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of USAS, and that this Agreement has been complied with in all material respects.

      6.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the financial condition, business or operations of USAS, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of USAS, except as otherwise disclosed to Palladium.

      6.4 Opinion of Counsel of USAS. USAS shall furnish to Palladium and the Shareholders an opinion dated as of the Closing date and in form and substance satisfactory to Palladium and the Shareholders to the effect that:

          (a) USAS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and with all requisite corporate power to perform its obligations under this Plan.

          (b) The business of USAS, as presently conducted, including upon the consummation hereof, the ownership of all of the issued and outstanding shares of Palladium, does not require it to register it to do business as a foreign corporation on any jurisdiction other than under the jurisdiction of its Articles of Incorporation or Bylaws and USAS has complied to the best of its knowledge in all material respects with all the laws, regulations, licensing requirements and orders applicable to its business activities and has filed with the proper authorities, including the Department of Commerce, Division of Corporations, Secretary of State for the Commonwealth of Kentucky, all statements and reports required to be filed.

          (c) The authorized and outstanding capital stock of USAS as set forth in Section 3.2 above, and all issued and outstanding shares have been duly and validly authorized and issued and are fully paid and non- assessable.

          (d) There are no material claims, suits or other legal proceedings pending or threatened against USAS of any court or before or by any governmental body which might materially affect the business of USAS or the financial condition of USAS as a whole and no such claims, suits or legal proceedings are contemplated by governmental authorities against USAS.

          (e) To the best knowledge of such counsel, the consummation of the transactions contemplated by this Plan will not violate or contravene the provisions of the Certificate of Incorporation or Bylaws of USAS, or any contract, agreement, indenture, mortgage, or order by which USAS is bound.

          (f) This Plan constitutes a legal, valid and binding obligation of USAS enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or law).

          (g) The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been ratified by a majority of the Shareholders of USAS and have been duly authorized by its Board of Directors.

          (h) USAS has not, nor will it undertake any action, the result of which would endanger the tax- free nature of the Plan.

      6.5 Good Standing. Palladium shall have received a Certificate of Good Standing from the Commonwealth of Kentucky, dated within sixty (60) days prior to Closing, but in no event later than ten days subsequent to the execution hereof certifying that USAS is in good standing as a corporation in the Commonwealth of Kentucky.

      6.6 Other Items. Palladium and the Shareholders shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Palladium and the Shareholders may reasonably request.

                                  Section 7

                 Conditions Precedent to Obligations of USAS

      All obligations of USAS under this Plan are subject, at its option, to the fulfillment, before the Closing, of each of the following conditions:

      7.1 Accuracy of Representations. The representations and warranties made by Palladium and the Shareholders under this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and USAS shall have performed and complied with all aspects of this Agreement, unless waived or extended in writing by the parties hereto. USAS shall have been furnished with a certificate, signed by a duly authorized Officer of Palladium and dated the Closing date, to the foregoing effect.

      7.2 Officers' Certificate. USAS shall have been furnished with a certificate dated the Closing date and signed by the duly authorized Officer of Palladium, to the effect that no litigation, proceeding, investigation, claim, deed, or inquiry is pending, or to the best knowledge of Palladium, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of Palladium, and that this Agreement has been complied with in all material respects.

      7.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the financial condition, business or operations of USAS, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of Palladium, except as otherwise disclosed to USAS.

      7.4 Good Standing. USAS shall have received a Certificate of Good Standing from the Commonwealth of Kentucky, dated within sixty (60) days prior to Closing, but in no event later than ten days subsequent to the execution hereof certifying that Palladium is in good standing as a corporation in the Commonwealth of Kentucky.

      7.5 Other Items. USAS shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as USAS may reasonably request.

      7.6 Execution of Investment Letter. The Shareholders shall have executed and delivered copies of Exhibit B to USAS.

                                  Section 8

                                 Termination

      8.1 Termination by Palladium or the Shareholders. This Plan may be terminated at any time prior to the Closing date by action of Palladium or the Shareholders, if USAS shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations and warranties contained herein shall be inaccurate in any material respect.

      8.2 Termination by USAS. This Plan may be terminated at any time prior to the Closing date by action of USAS if Palladium shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations or warranties contained herein shall be inaccurate in any material respect.

      8.3  Termination by Mutual Consent.

          (a) This Plan may be terminated at any time prior to the Closing date by mutual consent of USAS, expressed by action of its Board of Directors, Palladium or the Shareholders.

          (b) If this Plan is terminated pursuant to Section 8, this Plan shall be of no further force and effect and no obligation, right or liability shall arise hereunder. Each party shall bare its own costs in connection herewith.

                                  Section 9

                         Shareholders' Representative

      The Shareholders hereby irrevocably designate and appoint Raymond C. Dauenhauer, as their agent and attorney in fact (the "Shareholders' Representative") with full power and authority until the Closing to execute, deliver and receive on their behalf all notices, requests and other communications hereunder; to fix and alter on their behalf the date, time and place of the Closing; to waive, amend or modify any provisions of this Plan and to take such other action on their behalf in connection with this Plan, the Closing and the transactions contemplated hereby as such agent deems appropriate; provided, however, that no such waiver, amendment or modification may be made if it would decrease the number of shares to be issued to the Shareholders under Section 1 hereof or increase the extent of their obligation to USAS hereunder, unless agreed in writing by the Shareholders.

                                  Section 10

                              General Provisions

      10.1 Further Assurances. At any time, and from time to time, after the Closing date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of the Plan.

      10.2 Payments of Costs and Fees. USAS and Palladium shall each bear their own costs and expenses, including any legal and accounting fees in connection with the negotiation, execution and consummation of the Plan.

      10.3 Press Release and Shareholders' Communications. On the date of Closing, or as soon thereafter as practicable, Palladium and the Shareholders shall cause to have promptly prepared and disseminated a news release concerning the execution and consummation of the Plan, such press release and communication to be released promptly and within the time required by the laws, rules and regulations as promulgated by the United States Securities and Exchange Commission, and concomitant therewith to cause to be prepared a full and complete letter to USAS's shareholders which shall contain information required by Regulation 240.I4f-I as promulgated under Section I4(f) as mandated under the Securities and Exchange Act of 1934, as amended.

      10.4 Notices. All notices and other communications required or permitted hereunder shall be sufficiently given if personally delivered, sent by registered mail, or certified mail, return receipt requested, postage prepaid, or by facsimile transmission addressed to the following parties hereto or at such other address as follows:

If to USAS:           Kelly Turner
                      1 Executive Boulevard, Suite LL1
                      Owensboro, Kentucky  42301

If to Palladium:      Palladium Communications
                      Attn: Ray Dauenhauer
                      416 W. Muhammad Ali Blvd.
                      Louisville, Kentucky  40202

      Or at such other address as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, sent by facsimile transmission, or telegraphed.


      10.5 Entire Agreement. This Plan represents the entire agreement between the parties relating to the subject matter hereof, including any previous letters of intent, understandings, or agreements between USAS, Palladium and the Shareholders with respect to the subject matter hereof, all of which are hereby merged into this Plan, which alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. Excepting the foregoing agreement, there are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set fourth herein.

      10.6 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Kentucky, except to the extent preempted by federal law, in which event (and to the extent only) federal law shall govern.

      10.7 Tax Treatment. The Transaction contemplated by this Plan is intended to qualify as a "tax-free" reorganization under the provisions of
Section 368(a)(I)(C) of the Internal Revenue Code of 1986, as amended. Palladium and USAS acknowledge, however, that each are being represented by their own tax advisors in connection with this transaction, and neither has made any representations or warranties to the other with respect to treatment of such transaction or any par or effect thereof under applicable tax laws, regulations or interpretations; and no attorney's opinion or tax revenue ruling has been obtained with respect to the tax consequences of the transactions contemplated by the within Plan.

      10.8 Attorney Fee. In the event that any party prevails in any action or suit to enforce this Plan, or secure relief from any default hereunder or breach hereof, the nonprevailing party or parties shall reimburse the prevailing party for all costs, including reasonable attorney fees, incurred in connection therewith.

      10.9 Amendment of Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently or separately, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default than, therefore, or thereafter occurring or existing. Any time prior to the expiration of thirty (30) days form the date hereof, this Plan may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Plan may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

      10.10 Counterparts. This Plan may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which together shall constitute one and the same instruments.

      10.11 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not effect in any way the meanings or interpretation of the Plan.

      10.12 Parties in Interest. Except as may be otherwise expressly provided herein, all terms and provisions of this Plan shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal and legal representatives, and assigns.

      IN WITNESS WHEREOF, the parties have executed this Plan and Agreement of Reorganization effective the day and year set forth above.

                                    USA OneStar. Net, Inc.

                                By: /s/ Jack T. Wells
                                   __________________________________________
                                   Jack. T. Wells, Chairman


                                   /s/ Kelly Turner
                                By:___________________________
                                    Kelly Turner, President & Director



                                Palladium Communications, Inc.

                                Shareholders:


                                /s/ Raymond C. Dauenhauer
                                ___________________________
                                Raymond C. Dauenhauer


                                /s/ G. Townsend Underhill III
                                ___________________________
                                G. Townsend Underhill, III



                                /s/ Jeffrey A. Underhill
                                ___________________________
                                Jeffrey A. Underhill



                                /s/ Jon Shastid
                                ___________________________
                                Jon Shastid

     CLOSING DOCUMENTS CONCERNING REORGANIZATION BETWEEN USAONESTAR.NET, INC. AND PALLADIUM COMMUNICATIONS, INC.

     Agreement and Plan of Reorganization (the "Plan") as between
USAOneStar.Net, Inc.  ("USAS") and Palladium Communications, Inc.
("Palladium") dated this 31st day of August, 2001 and Exhibits thereto.

     1. USAS Schedules: Documents delivered by USAS to Palladium precedent to or simultaneous with the closing in accordance with Section 2 of the Plan:

          (a) Copy of Articles of Incorporation, including any amendments, and Bylaws;

          (b)     Financial statements;

          (c)     Shareholder list;

          (d)     Resolutions of Directors approving Plan;

          (e) Officers' Certificate as required under Section 6.2 of the Plan;

          (f)     Certificate of Good Standing.

     2. Palladium Schedules: Documents to be delivered by Palladium to USAS precedent or simultaneously with the Closing in accordance with Section 4.21 of the Plan:

          (a)     Copy of Articles of Incorporation and Bylaws;

          (b)     Financial statements;

          (c) A schedule setting forth the shareholder, together with the number of shares owned or beneficially or of record by each (also attached as Exhibit A);

          (d)     Resolutions of Directors approving Plan;

          (e)     Consent of Shareholders approving Plan;

          (f) Officers' Certificate as required by Section 7.2 of the Plan;

          (g) A list of key employees, including current compensation, with notation as to job description and whether or not such employee is subject to written contract, and if subject to a contract or employment agreement, a copy of the same;

          (h) A schedule showing the name and location of each bank or other institution with which USAS has an account and the names of the authorized persons to draw thereon or having access thereto;

          (i)     A schedule setting forth all material contracts;

          (j)     Certificate of Good Standing.